EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into on March 7, 2007, between Keith Hor (“Employee”), Flat 37E, Block 5, Vista Paradiso, Ma On Shan, New Territories, Hong Kong and Diguang International Development Co., Ltd. (“DIDC”), a Nevada corporation.

WHEREAS, Employee wishes to work for DIDC as, and DIDC wishes to employ Employee in the capacity of, Chief Financial Officer;

NOW, THEREFORE, the parties to this Agreement agree as follows:

1.	Employment and Position.

1.1.    Employee shall be employed in the capacity of Chief Financial Officer (full time) of DIDC  and Employee hereby accepts such employment on the terms and conditions contained in  the Agreement.

1.2.    Employee shall report directly to DIDC's chief executive officer. Employee shall  have those responsibilities normally discharged by persons in his position in a US public  company, including but not limited to the general supervision and oversight of the financial  recordkeeping and reporting of DIDC and the responsibilities listed as Exhibit A which is  attached hereto.

1.3    Employee agrees that to the best of his ability and experience he will at all times faithfully perform all of the duties and obligations required of and from Employee, consistent and commensurate with Employee’s position, pursuant to the terms and conditions hereof. During the term of Employee’s employment relationship with DIDC, Employee will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of DIDC and its subsidiaries and will not be engaged in a similar position on behalf of another entity. Employee will comply with and be bound by DIDC’s operating policies, procedures and practices as provided to Employee from time to time and in effect during the term of Employee’s  employment, except as those policies, procedures and practices conflict with the terms of this Agreement, in which case the terms of this Agreement shall control.

1.4    Employee represents and warrants to DIDC that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. Employee represents and warrants that he will not use or disclose, in connection with his employment by DIDC, any trade secrets or other proprietary information or intellectual property in which Employee or any other person has any right, title or interest and that his employment by DIDC as contemplated by this Agreement will not infringe or violate the rights of any other person or entity. Employee represents and warrants to DIDC that he has returned all property and confidential information belonging to any prior employers.

2.	Term of Employment. Employee’s employment as CFO by DIDC shall commence as of March 7, 2007 and shall continue thereafter until terminated by either party to this Agreement as provided below.

3.
Cash Compensation. Employee shall receive a salary of US$10,000 per month, payable pursuant to DIDC’s normal payroll practices, less any amounts that DIDC is required by law to withhold or that Employee directs DIDC in writing to withhold.

4.
Vacation. During his employment, Employee will be eligible for two weeks vacation each year, which vacation shall accrue ratably over each calendar year and pro-rata during any partial year of employment, subject to a maximum accrual at any time of four weeks vacation.

5.
Equity Compensation. The Employee has already received, and shall be entitled to retain, options to purchase the equivalent of 20,000 shares of DIDC, under the option plan previously adopted by Diguang International Holdings Limited, which plan DIDC assumed. Employee shall retain those options on the terms, including exercise price (as adjusted in connection with DIDC’s assumption of the plan), provided, however, that Employee’s options shall vest on an annual basis, at which he remains employed under this Agreement (i.e. 25% of the shares subject to the stock options shall vest on each of the first four anniversaries of March 1, 2007).

6.
Protection of Confidential Information; Non-Competition. Employee shall sign, or has signed, a Confidential Information and Invention Assignment Agreement attached hereto as Exhibit B (the “Confidentiality Agreement”). Employee hereby represents and warrants to DIDC that he has complied with all obligations under the Confidentiality Agreement and agrees to continue to abide by the terms of the Confidentiality Agreement and further agrees that the provisions of the Confidentiality Agreement shall survive any termination of this Agreement or of Employee’s employment relationship with DIDC and its subsidiaries.

6.1    Employee hereby agrees that he shall not, during his employment pursuant to this Agreement and for a period of twenty (24) months thereafter, carry on any business or activity (whether directly or indirectly, as a partner, shareholder, principal, agent, director, affiliate, employee or consultant) which is competitive with the business conducted by DIDC or any of its subsidiaries (as conducted now or as those businesses come to be conducted during the term of Employee's employment), nor engage in any other activities that conflict with Employee’s obligations to DIDC and its subsidiaries, without the prior consent of the Board of Directors.

6.2    Employee agrees that breach of Section 6.1 will cause substantial injury to DIDC for which money damages will not provide an adequate remedy, and Employee agrees that DIDC shall have the right to obtain injunctive relief, including the right to have Section 6.1 specifically enforced by any court having equity jurisdiction, in addition to, and not in limitation of, any other remedies available to DIDC under applicable law.

7.
Location. Employee shall be based in the Shenzhen, but he shall travel to such places as he may be directed by DIDC’s chief executive officer or as may be necessary for him to fulfill his responsibilities under this Agreement, including but not limited to China.

8.
Reimbursement of Expenses. Employee shall be entitled to reimbursement of reasonable expenses incurred by him in connection with the performance of his duties under this Agreement, including, but not limited to, reasonable expenses connected with his travel on behalf of DIDC. DIDC shall reimburse Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with DIDC’s generally applicable policies

9.
Termination. Either party may terminate this Agreement at any time upon delivery of forty-five (45) days’ prior written notice to the other, provided, however, that DIDC may terminate Employee without notice if it pays him the salary that he would have earned had she remained employed through the end of the notice period. Upon termination, Employee shall remain entitled to reimbursement of any reasonable expenses incurred by him on behalf of DIDC up to the date of termination.

10.
Notices. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when transmitted by electronic means, or when mailed first class postage prepared, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

If to DIDC:

8/F, 64 Bldg, Jinlong Industry District,
Majialong, Nanshan District
Shenzhen, China

Attn: Song Yi

If to Employee:

Flat 37E, Block 5, Vista Paradiso,
Ma On Shan, New Territories, Hong Kong

11. Miscellaneous.

11.1    No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of DIDC (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

11.2    No other agreements, representations or understandings (whether oral or written) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter of this Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

11.3    Governing Law. This Agreement shall be construed in accordance with the laws of Hong Kong (except provisions governing the choice of law).

11.4    Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Hong Kong in accordance with the rules of the Hong Kong International Arbitration Center by one arbitrator appointed in accordance with said rules. Employee and DIDC shall split the cost of the arbitration filing and hearing fees and the cost of the arbitrator. The arbitrator will award attorneys fees to the prevailing party. The arbitrator shall apply the laws of Hong Kong, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 11.4 shall not apply to any dispute or claim relating to the Confidentiality Agreement.

11.5    The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

11.6    This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. DIDC may assign its rights under this Agreement to any entity that assumes the DIDC’s obligations hereunder in connection with any sale or transfer of all or a substantial portion of the DIDC’s assets to such entity.

11.7    The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

11.8    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"DIDC"
Diguang International Development Co., Ltd.

By:  /s/ Song Yi

Song Yi
Chief Executive Officer

"EMPLOYEE"
Keith Hor

/s/ Keith Hor

EXHIBIT A

RESPONSIBILITIES OF CHIEF FINANCIAL OFFICER

1)	Ensure the completeness, timeliness and accuracy of the information disclosure of DIDC and its subsidiaries as well as give explanations on the information regarding the business operation.

2)
Undertake the forecasting and analysis of DIDC’s overall economic efficiency; furnish timely reports on the status of financial targets, e.g., profit earnings, to chief executive officer and chief operating officer; and review profit distribution and loss remedy plans.

3)	Prepare and review quarterly, interim and annual reports.

4)	Review stock issuance and stock option plan of DIDC.

5)	Review annual financial budget, audit report and final accounts of DIDC.

6)
Provide reasonable proposals on and participate in the strategizing and execution of DIDC’s operation, including but not limited to capital operation, securities, financing and merger & acquisition as well as be responsible for the cash management and arrangement within or outside DIDC.

7)	Be responsible for the tax planning scheme for DIDC and its subsidiaries and deal with the tax-related issues.

8)
Lead the internal financial accounting and management of DIDC and supervise and improve the internal accounting management system; and liaise with and manage relationship with Audit Committee and external auditors.

9)
Organize the relevant divisions in DIDC to conduct economic analysis for the purpose of reducing the cost and expenditure and increasing income; prepare and review cost-control measures and supervise the implementation of the same.

10)	Participate in strategic development plans and the negotiation and execution of material contracts.

11)	Undertake compliance review according to the financial regulations, policies and board resolutions.

12)	Collect and classify information relevant to corporate management/financial data release and internal control of DIDC and deliver such information to the relevant personnel.

13)	Manage DIDC’s relationships with the financial and investment community and furnish timely reports regarding the same to chief executive officer.

EXHIBIT B
CONFIDENTIALITY AGREEMENT

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.

CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT

As a condition of my becoming employed by Diguang International Development Co., Ltd. ("DIDC" or the “Company”), a Nevada corporation, and in consideration of my employment with DIDC and my receipt of the compensation now and hereafter paid to me by DIDC, I agree to the following:

1.    Employment . I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or in the duration of my employment with, DIDC under any existing agreements between DIDC and me or under applicable law. Any employment relationship between DIDC and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the “Relationship.”

2.    Duties. I will perform for DIDC and its subsidiaries (collectively, “DIDC Entities”) such duties as may be designated by DIDC from time to time. During the Relationship, I will devote my best efforts to the interests of the DIDC Entities and will not engage in other employment or in any activities detrimental to the best interests of the DIDC Entities without the prior written consent of DIDC.

3.    At-Will Relationship. I understand and acknowledge that my Relationship with DIDC is at-will, as defined under applicable law, meaning that either I or DIDC may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.

4.    Confidential Information.

(a)    Company Information. I agree at all times during the term of my Relationship with DIDC and thereafter, to hold in strictest confidence, and not to use, except for the benefit of DIDC to the extent necessary to perform my obligations to DIDC under the Relationship, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of DIDC, any Confidential Information of the DIDC Entities which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by DIDC. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the DIDC Entities on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by any of the DIDC Entities either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that Confidential Information includes, but is not limited to, information pertaining to any aspect of the DIDC Entities’ business which is either information not known by actual or potential competitors of the DIDC Entities or other third parties not under confidentiality obligations to the DIDC Entities, or is otherwise proprietary information of the DIDC Entities or their respective customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items, which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b)    Prior Obligations. I represent that my performance of all terms of this Agreement as an employee of DIDC has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior or subsequent to the commencement of my Relationship with DIDC, and I will not disclose to the DIDC Entities or use any inventions, confidential or non-public proprietary information or material belonging to any current or former client or employer or any other party. I will not induce the DIDC Entities to use any inventions, confidential or non-public proprietary information, or material belonging to any current or former client or employer or any other party.

(c)    Third Party Information. I recognize that the DIDC Entities have received and in the future will receive confidential or proprietary information from third parties subject to a duty on the DIDC Entities’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the DIDC Entities consistent with the DIDC Entities’ agreement with such third party.

5.    Inventions.

(a)    Inventions Retained and Licensed. I have attached hereto, as Exhibit (I), a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as “Prior Inventions”), which belong solely to me or belong to me jointly with another, which relate in any way to any of the DIDC Entities’ proposed businesses, products or research and development, and which are not assigned to DIDC hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with DIDC, I incorporate into a the DIDC Entity product, process or machine a Prior Invention owned by me or in which I have an interest, DIDC is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

(b)    Assignment of Inventions. I agree that I will promptly make full written disclosure to DIDC, will hold in trust for the sole right and benefit of DIDC, and hereby assign to DIDC, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of my Relationship with DIDC (collectively referred to as “Inventions”). I further acknowledge that all Inventions which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with DIDC are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by my salary (if I am an employee), unless regulated otherwise by the mandatory law of the State of California.

(c)    Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with DIDC. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of DIDC at all times. I agree not to remove such records from DIDC’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of DIDC for the purpose of furthering DIDC’s business. I agree to return all such records (including any copies thereof) to DIDC at the time of termination of my Relationship with DIDC as provided for in Section 6.

(d)    Patent and Copyright Rights. I agree to assist DIDC, or its designee, at its expense, in every proper way to secure DIDC’s, or its designee’s, rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to DIDC or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which DIDC or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to DIDC or its designee, and any successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If DIDC or its designee is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents, copyright, mask works or other registrations covering Inventions or original works of authorship assigned to DIDC or its designee as above, then I hereby irrevocably designate and appoint DIDC and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to DIDC or its designee any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to DIDC or such designee.

6.    Company Property; Returning Company Documents. I acknowledge and agree that I have no expectation of privacy with respect to DIDC’s telecommunications, networking or information processing systems (including, without limitation, stored company files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I further agree that any property situated on DIDC’s premises and owned by DIDC, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I agree that, at the time of termination of my Relationship with DIDC, I will deliver to DIDC (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to DIDC, its successors or assigns. In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit (II); however, my failure to sign and deliver the Termination Certificate shall in no way diminish my continuing obligations under this Agreement.

7.    Notification to Other Parties.

(a)    Employees. In the event that I leave the employ of DIDC, I hereby consent to notification by DIDC to my new employer about my rights and obligations under this Agreement.

(b)    Consultants. I hereby grant consent to notification by DIDC to any other parties besides DIDC with whom I maintain a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.

8.    Solicitation of Employees, Consultants and Other Parties. I agree that during the term of my Relationship with DIDC, and for a period of twenty-four (24) months immediately following the termination of my Relationship with DIDC for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the DIDC Entities’ employees or consultants to terminate their relationship with such DIDC Entity, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of a DIDC Entity, either for myself or for any other person or entity. Further, during my Relationship with DIDC and at any time following termination of my Relationship with DIDC for any reason, with or without cause, I shall not use any Confidential Information of any DIDC Entity to attempt to negatively influence any of the DIDC Entities’ clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the DIDC Entities.

9.    Representations and Covenants.

(a)    Facilitation of Agreement. I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon DIDC’s written request to do so.

(b)    Conflicts. I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into with any third party, including without limitation any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with DIDC. I agree not to enter into any written or oral agreement that conflicts with the provisions of this Agreement.

(c)    Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

10.    General Provisions.

(a)    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of Hong Kong (except provisions governing the choice of law).

(b)    Entire Agreement. This Agreement sets forth the entire agreement and understanding between DIDC and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

(c)    Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)    Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of DIDC, its successors, and its assigns.

(e)    Survival. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by DIDC to any successor in interest or other assignee.

(f)    Remedies. I acknowledge and agree that violation of this Agreement by me may cause DIDC irreparable harm, and therefore agree that DIDC will be entitled to seek extraordinary relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security and in addition to and without prejudice to any other rights or remedies that DIDC may have for a breach of this Agreement.

(g)    ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Agreement on the respective dates set forth below:

DIDC:	EMPLOYEE:

DIGUANG INTERNATIONAL	Keith Hor
DEVELOPMENT CO., LTD.

By: /s/ Song Yi

Name: Song Yi
Signature: /s/ Keith Hor
Title: Chief Executive Officer

Date: March 7, 2007	Date: March 7, 2007

Address: 8/F, 64 Bldg.,	Address: Flat 37E, Block 5, Vista Paradiso,
Jinlong Industry District,	Ma On Shan, New Territories, Hong Kong
Majialong, Nanshan District,
Shenzhen, China

EXHIBIT (I)

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP
EXCLUDED UNDER SECTION 5

Title	Date	Identifying Number or Brief Description

EXHIBIT (II)

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to the Company, its subsidiaries, affiliates, successors or assigns (together the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twenty-four (24) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, I shall not at any time use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Date:

(Employee’s Signature)

Keith Hor
 (Type/Print Employee’s Name)